UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2021

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (314) 342-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class/Trading Symbol	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.15 par value per share	SF	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series A	SF PRA	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.25% Non-Cumulative Preferred Stock, Series B	SF PRB	New York Stock Exchange
Depository Shares, each representing 1/1,000th interest in a share of 6.125% Non-Cumulative Preferred Stock, Series C	SF PRC	New York Stock Exchange
5.20% Senior Notes due 2047	SFB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 15, 2021, Stifel Financial Corp. (the “Company”) announced the launch of a proposed public offering (the “Offering”) of its depositary shares, each representing a 1/1000th interest in a share of a new series of perpetual Non-Cumulative Preferred Stock, Series D, $1.00 par value (the “Series D Preferred Stock”), with a liquidation preference of $25,000 per share (equivalent to $25 liquidation preference per depositary share). The Offering is subject to pricing, which has not yet occurred.

If the Offering is priced and proceeds to closing, the Company intends to use the net proceeds from the sale of the Series D Preferred Stock for general corporate purposes, which may include the redemption its outstanding 6.25% Non-Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), and related depositary shares, subject to receipt of required regulatory approvals.

The pricing of the Offering, and thus whether the redemption of the Series A Preferred Stock will occur, is subject to market conditions and other considerations. There is no assurance that the Offering will price and close or that the Company will decide to redeem the Series A Preferred Stock, or, if it does, the amount to be redeemed and the timing of the redemption, which is at the Company’s discretion. Any such redemption is also subject to prior approval of the Federal Reserve Board.

This disclosure does not constitute notice of redemption with respect to the Series A Preferred Stock or the related depositary shares. If the Company decides to redeem the Series A Preferred Stock, it intends to announce its decision by press release and an appropriate notice of redemption.

The Offering is described in the Company’s preliminary prospectus supplement dated July 15, 2021, which was filed with the Securities and Exchange Commission today.

This Current Report on Form 8-K does not constitute an offer to sell the Series D Preferred Stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the completion of, and the use of proceeds from, the Offering, including the redemption of the Series A Preferred Stock. These statements are based upon the Company’s current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond the Company’s control). Actual results may differ, possibly materially, from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. The Company disclaims any intent or obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: July 15, 2021	By:	/s/ James M. Marischen
James M. Marischen
Chief Financial Officer

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